As filed with the Securities and Exchange Commission on July 19, 1996

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TELEPAD CORPORATION
               --------------------------------------------------
               (Exact Name of Issuer as Specified in Its Charter)


            Delaware                                      52-1680936
- -------------------------------                       -------------------
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)


380 Herndon Parkway, Suite 1900, Herndon, Virginia           22070
- --------------------------------------------------        ------------
  (Address of Principal Executive Offices)                 (Zip Code)


                   Amended and Restated 1993 Stock Option Plan
         ---------------------------------------------------------------
                            (Full Title of the Plan)


                              Mr. Donald W. Barrett
                               TELEPAD CORPORATION
                         380 Herndon Parkway, Suite 1900
                             Herndon, Virginia 22070
         ---------------------------------------------------------------
                       (Name Address of Agent for Service)


                                 (703) 834-9000
         ---------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

                                                              CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                         Proposed                  Proposed
Title of                                                 Maximum                   Maximum
Securities                        Amount                 Offering                  Aggregate              Amount of
to be                             to be                  Price                     Offering               Registration
Registered                        Registered (1)         Per Share (2)             Price (2)              Fee
======================================================================================================================
Common Stock,                     200,000 shares        $1.7500 (3)              $   350,000 (3)          $   120.70
$.01 par value                      7,500 shares        $1.8125 (3)              $    13,594 (3)          $     4.69
                                   10,000 shares        $2.5625 (3)              $    25,625 (3)          $     8.84
                                    2,500 shares        $2.6250 (3)              $     6,563 (3)          $     2.26
                                    7,500 shares        $2.8750 (3)              $    21,563 (3)          $     7.44
                                    7,500 shares        $3.1875 (3)              $    23,906 (3)          $     8.24
                                    7,500 shares        $3.3125 (3)              $    24,844 (3)          $     8.57
                                  424,000 shares        $3.8125 (3)              $ 1,616,500 (3)          $   557.41
                                   20,000 shares        $4.8750 (3)              $    97,500 (3)          $    33.62
                                    2,500 shares        $5.1250 (3)              $    12,813 (3)          $     4.42
                                   80,000 shares        $5.2500 (3)              $   420,000 (3)          $   144.83
                                   40,000 shares        $5.3125 (3)              $   212,500 (3)          $    73.28
                                  132,500 shares        $6.5625 (3)              $   869,531 (3)          $   299.84
                                   10,000 shares        $6.6250 (3)              $    66,250 (3)          $    22.85
                                    7,500 shares        $6.6875 (3)              $    50,156 (3)          $    17.30
                                    1,000 shares        $6.8750 (3)              $     6,875 (3)          $     2.37
                                    7,500 shares        $6.9375 (3)              $    52,031 (3)          $    17.94
                                    7,500 shares        $7.5000 (3)              $    56,250 (3)          $    19.40
======================================================================================================================
Total                             975,000 shares                                 $ 3,926,501              $ 1,354.00
======================================================================================================================

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)      Estimated solely for purposes of calculating the registration fee.
(3) Based, pursuant to Rule 457(h), on the exercise price of the related option.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Annual Report on Form 10-KSB of TelePad Corporation (the "Company") for the fiscal year ended December 31, 1995 heretofore filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996 and the description of the Company's Common Stock incorporated by reference in the Company's Registration Statement on Form 8-A filed on June 14, 1993, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and all other reports heretofore filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1995 are incorporated herein by reference.

                  All documents filed subsequent to the filing date of this Registration Statement with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration
Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. In addition, Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Eleventh of the Second Restated Certificate of Incorporation of the Company contains provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. In addition, Article Sixth of the Second Restated Certificate of Incorporation of the Company provides for the limitation on the personal liability of directors permitted by Section 102(b)(7), subject to the exceptions required thereby.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

Item 8.             EXHIBITS.

4.1                 Second Restated Certificate of Incorporation of the Company.
                    (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, File No. 33-61328.)

4.2 Amendment to Second Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, File No. 33-61328.)

4.3 Amendment to Second Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2, File No. 33-90378.)

4.4 Form of By-Laws of the Company.(Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2, File No. 33-61328.)

*5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the Common Stock being registered.

*23.1               Consent of Ernst & Young LLP, independent auditors.

*23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in the opinion filed as Exhibit 5.1 hereto).

*24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).

99.1 Amended and Restated 1993 Stock Option Plan, as Amended, of the Company. (Incorporated by reference to Exhibit 10.20 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).

- -------------------------
*Filed herewith.

Item 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on the 8th day of July, 1996.

                                     TELEPAD CORPORATION

                                     By   /s/Donald W. Barrett
                                        ----------------------------------------
                                     Donald W. Barrett, Chairman of the Board of
                                     Directors and Chief Executive Officer



                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald W. Barrett, Ronald C. Oklewicz, and Joseph J. Elkins, and each and either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                         Title                      Date
          ---------                         -----                      -----


/s/ Donald W. Barrett
- -----------------------------      Chief Executive Officer          July 8, 1996
Donald W. Barrett                  and Chairman of the
                                   Board of Directors
                                   (Principal Executive
                                   Officer)

/s/  Ronald C. Oklewicz
- -----------------------------      President, Chief                 July 8, 1996
Ronald C. Oklewicz                 Operating Officer and
                                   Director

/s/  Robert D. Russell
- -----------------------------      Chief Financial Officer          July 8, 1996
Robert D. Russell                  (Principal Financial and
                                   Accounting Officer)

/s/  John P. Diesel
- ----------------------------       Director                        July 10, 1996
John P. Diesel

/s/  Sydney J. Dankman
- -----------------------------      Director                         July 8, 1996
Sydney J. Dankman

/s/  E. Donald Shapiro
- -----------------------------      Director                        July 11, 1996
E. Donald Shapiro

/s/  John M. Toups
- -----------------------------      Director                        July 10, 1996
John M. Toups

/s/  Alan B. Salisbury
- -----------------------------      Director                        July 11, 1996
Alan B. Salisbury

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                    -----------------------------------------


                                    EXHIBITS
                                       to
                       REGISTRATION STATEMENT ON FORM S-8


                    -----------------------------------------


                               TELEPAD CORPORATION



================================================================================

                                  EXHIBIT INDEX



Exhibits                                                                Page No.


4.1 Second Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit
          3.1 to the Registrant's Registration Statement on
          Form SB-2, File No. 33-61328.)

4.2 Amendment to Second Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit
          3.2 to the Registrant's Registration Statement on Form
          SB-2, File No. 33-61328.)

4.3 Amendment to Second Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2, File No. 33-90378.)

4.4 Form of By-Laws of the Company. (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2, File No. 33-61328.)

*5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the Common Stock being registered.

*23.1     Consent of Ernst & Young LLP, independent auditors.

*23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in the opinion filed as Exhibit 5.1 hereto).

*24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).

99.1 Amended and Restated 1993 Stock Option Plan, as Amended, of the Company. (Incorporated by reference to Exhibit 10.20 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1994).


- ---------------------------
*Filed herewith.